EX-28.i.1

Law Offices

Stradley Ronon Stevens & Young, LLP

1250 Connecticut Avenue, NW

Washington, DC 20036

(202) 822-9611

April 26, 2013

Nationwide Variable Insurance Trust

1000 Continental Drive

King of Prussia, PA 19406

Subject:	Nationwide Variable Insurance Trust, a Delaware statutory trust (the “Trust”)—Post-Effective Amendment No. 159, Amendment No. 160 to Registration Statement on Form N-1A (“Registration Statement”), to be filed under the Securities Act of 1933 (“Securities Act”) and the Investment Company Act of 1940 (“Investment Company Act”), each as amended (the “Post-Effective Amendment”)

Ladies and Gentlemen:

This opinion is given in connection with the filing of the above-referenced Post-Effective Amendment relating to an unlimited amount of authorized shares of beneficial interest, no par value, of the series and classes of shares of the Trust.

In connection with our giving of this opinion, we have examined: (i) a copy of the Trust’s Certificate of Trust, as filed with the Secretary of State of the State of Delaware on October 1, 2004, and amended on April 24, 2007 and January 14, 2011; (ii) the Trust’s Second Amended and Restated Agreement and Declaration of Trust (“Declaration of Trust”), amended and restated as of June 17, 2009; (iii) the Trust’s Second Amended and Restated Bylaws, amended and restated as of June 17, 2009; (iv) a Good Standing Certificate, dated April 26, 2013, from the Secretary of State of the State of Delaware; and (v) various other pertinent proceedings of the Board of Trustees of the Trust (the “Board”) as well as other documents and items we deem material to this opinion.

The Trust is authorized by the Declaration of Trust to issue an unlimited number of shares of beneficial interest, all without par value. The Declaration of Trust authorizes the Board to designate any additional series and to allocate shares to separate series and to divide shares of any series into two or more classes and to issue classes of any series.

The Trust has filed with the U.S. Securities and Exchange Commission, a registration statement under the Securities Act, which registration statement is deemed to register an indefinite number of shares of the Trust pursuant to the provisions of Section 24(f) of the Investment Company Act. You have further advised that the Trust has filed, and each year hereafter will timely file, a Notice pursuant to Rule 24f-2 under the Investment Company Act, perfecting the registration of the shares sold by the series of the Trust during each fiscal year during which such registration of an indefinite number of shares remains in effect.

You have also informed us that the shares of the Trust have been, and will continue to be, sold in accordance with the Trust’s usual method of distributing its registered shares, under which

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April 26, 2013

prospectuses are made available to offerees and delivered to purchasers of such shares in accordance with Section 5(b) of the Securities Act.

The following opinion is limited to the federal securities laws of the United States and the Delaware Statutory Trust Act governing the issuance of shares of the Trust only, and does not extend to other securities or “Blue Sky” laws or to other laws.

Based upon the foregoing information and examination, so long as the Trust remains a valid and subsisting statutory trust in good standing under the laws of its state of formation, and there has been no amendment to, or restatement of, the Declaration of Trust (other than amendments and/or restatements exclusively for the purpose and with the effect of establishing and designating one or more additional series and/or classes of shares of the Trust), and the registration of an indefinite number of shares of the Trust remains effective, the authorized shares of the following series and classes of the Trust, when issued for the consideration set by the Board pursuant to the Declaration of Trust and as described in the Trust’s registration statement, and subject to compliance with Rule 24f-2, will be legally issued, fully-paid, and non-assessable:

1.	NVIT Nationwide Fund - Class I, Class II, Class III, Class IV, Class Y
2.	American Century NVIT Growth Fund - Class I, Class II, Class IV
3.	NVIT Government Bond Fund - Class I, Class II, Class III, Class IV, Class P
4.	NVIT Money Market Fund - Class I, Class II, Class IV, Class V, Class Y
5.	NVIT Multi-Manager Small Company Fund - Class I, Class II, Class III, Class IV, Class Y
6.	Invesco NVIT Comstock Value Fund - Class I, Class II, Class IV, Class Y
7.	Federated NVIT High Income Bond Fund - Class I, Class III, Class Y
8.	NVIT Multi Sector Bond Fund - Class I, Class III
9.	NVIT Multi-Manager Small Cap Value Fund - Class I, Class II, Class III, Class IV, Class Y
10.	NVIT Mid Cap Index Fund - Class I, Class II, Class III, Class Y
11.	NVIT Multi-Manager Small Cap Growth Fund - Class I, Class II, Class III, Class Y
12.	NVIT Emerging Markets Fund - Class I, Class II, Class III, Class VI, Class Y
13.	NVIT International Equity Fund - Class I, Class II, Class III, Class VI, Class Y
14.	NVIT Multi-Manager International Value Fund - Class I, Class II, Class III, Class IV, Class VI, Class Y
15.	NVIT S&P 500 Index Fund - Class I, Class II, Class IV, Class Y
16.	NVIT Developing Markets Fund - Class I, Class II
17.	NVIT Investor Destinations Aggressive Fund - Class II, Class VI, Class P
18.	NVIT Investor Destinations Moderately Aggressive Fund - Class II, Class VI, Class P
19.	NVIT Investor Destinations Capital Appreciation Fund - Class II, Class VI, Class P
20.	NVIT Investor Destinations Moderate Fund - Class II, Class VI, Class P
21.	NVIT Investor Destinations Balanced Fund - Class II, Class VI, Class P
22.	NVIT Investor Destinations Conservative Fund - Class II, Class VI, Class P
23.	NVIT Investor Destinations Moderately Conservative Fund - Class II, Class VI, Class P
24.	American Funds NVIT Growth Fund - Class II
25.	American Funds NVIT Global Growth Fund - Class II
26.	American Funds NVIT Asset Allocation Fund - Class II, Class P
27.	American Funds NVIT Bond Fund - Class II
28.	American Funds NVIT Growth-Income Fund - Class II, Class P
29.	NVIT Bond Index Fund - Class II, Class Y
30.	NVIT Small Cap Index Fund - Class II, Class Y
31.	NVIT Enhanced Income Fund - Class II, Class Y

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April 26, 2013

32.	NVIT International Index Fund - Class II, Class VI, Class VIII, Class Y
33.	NVIT Multi-Manager Large Cap Growth Fund - Class I, Class II, Class Y
34.	NVIT Multi-Manager Mid Cap Growth Fund - Class I, Class II, Class Y
35.	NVIT Multi-Manager International Growth Fund - Class I, Class II, Class III, Class VI, Class Y
36.	NVIT Core Bond Fund - Class I, Class II, Class Y, Class P
37.	NVIT Core Plus Bond Fund - Class I, Class II, Class Y, Class P
38.	Neuberger Berman NVIT Socially Responsible Fund - Class I, Class II, Class Y
39.	Neuberger Berman NVIT Multi Cap Opportunities Fund - Class I, Class II
40.	NVIT Real Estate Fund - Class I, Class II, Class Y
41.	NVIT Cardinal Conservative Fund - Class I, Class II
42.	NVIT Cardinal Moderately Conservative Fund - Class I, Class II
43.	NVIT Cardinal Balanced Fund - Class I, Class II
44.	NVIT Cardinal Moderate Fund - Class I, Class II
45.	NVIT Cardinal Capital Appreciation Fund - Class I, Class II
46.	NVIT Cardinal Moderately Aggressive Fund - Class I, Class II
47.	NVIT Cardinal Aggressive Fund - Class I, Class II
48.	NVIT Multi-Manager Mid Cap Value Fund - Class I, Class II, Class Y
49.	NVIT Short-Term Bond Fund - Class I, Class II, Class Y, Class P
50.	NVIT Multi-Manager Large Cap Value Fund - Class I, Class II, Class Y
51.	Templeton NVIT International Value Fund - Class I, Class II, Class III, Class VI, Class Y
52.	NVIT Large Cap Growth Fund - Class I, Class II, Class Y, Class P
53.	American Century NVIT Multi Cap Value Fund - Class I, Class II, Class Y
54.	Loring Ward NVIT Capital Appreciation Fund – Class II, Class P
55.	Loring Ward NVIT Moderate Funds – Class II
56.	NVIT Cardinal Managed Growth Fund - Class II
57.	NVIT Cardinal Managed Growth & Income Fund - Class II
58.	NVIT Investor Destinations Managed Growth Fund - Class II
59.	NVIT Investor Destinations Managed Growth & Income Fund - Class II

We hereby consent to the use of this opinion, in lieu of any other, as an exhibit to the Registration Statement of the Trust along with any amendments thereto, covering the registration of the aforementioned shares of the Trust under the Securities Act and the applications, registration statements or notice filings, and amendments thereto, and we further consent to references in the Registration Statement of the Trust to the fact that this opinion concerning the legality of the issue has been rendered by us.

Very truly yours,

STRADLEY RONON STEVENS & YOUNG, LLP

BY:	/s/ Prufesh R. Modhera
Prufesh R. Modhera, a Partner